UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

Valero GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

_______________________

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results Of Operations And Financial Condition.

On October 30, 2006, Valero GP Holdings, LLC, a Delaware limited liability corporation, issued a press release announcing financial results for the quarter ended September 30, 2006. A copy of the press release announcing the financial results is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. Accordingly, the information in this report, including the press release, will not be incorporated by reference into any registration statement filed by Valero GP Holdings, LLC under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

NON-GAAP FINANCIAL MEASURES

The press release announcing the earnings discloses certain financial measures, EBITDA, distributable cash flow, and distributable cash flow per unit, that are non-GAAP financial measures as defined under SEC rules. The press release furnishes a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating. Neither EBITDA, distributable cash flow, nor distributable cash flow per unit are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.01	Press Release dated October 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valero GP Holdings, LLC

Date: October 30, 2006	By:	/s/ Amy L. Perry

	Name:	Amy L. Perry
	Title:	Assistant Secretary

EXHIBIT INDEX

Number	Exhibit
99.01	Press Release dated October 30, 2006.